UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 4, 2026

Silver Bow Mining Corp.

(Exact name of registrant as specified in its charter)

British Columbia	001-43242	98-1858068
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1401 Idaho Street Butte, Montana	59701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 406-718-7593

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common Shares, no par value	SBMT	NYSE American, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act or 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Initial Closing under Asset Purchase Agreement

On September 4, 2026, the U.S. Bankruptcy Court for the District of Montana entered an order approving the sale of specified assets of Montana Tunnels Mining, Inc. (“MTMI”) to Silver Bow Mining, Inc. (the “Company”) and its wholly owned subsidiary, Silver Bow Tunnels Corp. (“SBTC”), pursuant to Sections 105(a) and 363 of the U.S. Bankruptcy Code (the “Court Order”).

Pursuant to the terms and conditions of that certain previously announced asset purchase agreement by and among the Company and SBTC and Montana Goldfields, Inc. (“MTGF”) and MTMI dated August 21, 2026 (the “APA”), upon receipt of the Court Order and satisfaction of certain other conditions contained in the APA, the initial closing (the “Initial Closing”) as set forth in the APA occurred on September 4, 2026.

As part of the Initial Closing, the Company released approximately $28.58 million from an escrow account to satisfy specified creditor obligations associated with the acquired assets under the APA, including approximately $4.27 million in respect of amounts owing to Jefferson County, Montana and approximately $20.78 million in respect of specified obligations owing to the Montana Department of Environmental Quality, with any excess amounts in the escrow account being released to MTGF (the “Cash Payment”).

In exchange for the Cash Payment, on September 4, 2026, MTGF issued to the Company a senior secured promissory note (the “Note”) in the amount of approximately $28.58 million and the Company and MTGF entered into a general security agreement (the “General Security Agreement”) securing the Note against certain assets of MTGF. The Company and MTGF and MTMI also entered into a guaranty and pledge agreement (the “Guaranty and Pledge Agreement”) pursuant to which MTMI guaranteed the payment of MTGF’s obligations under the Note and MTGF pledged its shares of MTMI as security for the payment of the Note. In relation to the Guaranty and Pledge Agreement, MTMI issued to the Company a mortgage, security agreement and fixture financing statement (the “Mortgage”) securing MTMI’s obligation to guaranty the payment of the Note against certain of the real property interests and fixtures of MTMI. The Note does not bear any interest (except with respect to any principal amount not paid at the maturity date, which will bear interest at a rate of 10% per annum) and, if not extinguished at the Final Closing (as defined in the APA), will mature upon the earlier to occur of (i) any event of default (subject to applicable cure periods), (ii) termination of the APA by the Company due to a material breach by MTGF that remains uncured after written notice and a 30 day cure period, or (iii) 5:00 p.m. Denver Time on November 30, 2026.

As part of the Initial Closing, the Company also entered into a support agreement with certain stockholders of MTGF pursuant to which the stockholders of MTGF agreed to support the acquisition transaction under the APA (the “Acquisition”), not support alternative transactions to the Acquisition and not object to or otherwise hinder the closing the Acquisition (the “Support Agreement”).

The foregoing description of the material terms of the Note, the General Security Agreement, the Guaranty and Pledge Agreement, the Mortgage and the Support Agreement is qualified by the terms and conditions of such agreements, copies of which are filed as Exhibits 10.1 through 10.8 hereto. For a description of the material terms of the APA, see Item 1.01 in the Company’s Current Report on Form 8-K as filed with the Commission on August 24, 2026.

Financing Transaction with Montana Goldfields, Inc.

On September 4, 2026, in connection with the Initial Closing, the Company entered into a note purchase agreement with MTGF (the “Note Purchase Agreement”), pursuant to which the Company paid to MTGF $3 million for the purchase of a senior secured note of MTGF in principal amount of $3 million. On September 10, 2026, the Company entered into the same form of note purchase agreement with MTGF, pursuant to which the Company paid to MTGF an additional $2 million for the purchase of an additional senior secured note of MTGF in principal amount of $2 million (together with the $3 million senior secured note of MTGF (the “MTGF Notes”).

The MTGF Notes bear interest at a rate of 8% per annum and become due and payable six months after the date of issuance (the “Maturity Date”). The MTGF Notes can be paid either (i) by MTGF surrendering to the Company for cancellation 1,155,555 final closing contingent value rights to be issued by the Company to MTGF at the Final Closing under the APA (the “Settlement CVRs”) or (ii) if the final closing under the APA has not occurred and the Settlement CVRs have not been issued at the Maturity Date, by payment in cash. Accrued and unpaid interest shall be payable on the Maturity Date. If an Event of Default (as defined in the MTGF Notes) occurs and is ongoing, the MTGF Notes shall bear interest at a rate of ten percent (10%) per annum.

In connection with the issuance of the MTGF Notes, the Company and MTGF entered into security and pledge agreement, amended and restated on September 10, 2026 (the “Amended and Restated Security and Pledge Agreement”), which secures the payment of the MTGF Notes through a security interest granted to the Company in the Settlement CVRs and in the shares of MTGF’s wholly-owned subsidiary, Elkhorn Goldfields, Inc.

The foregoing description of the material terms of the MTGF Notes, the form of Note Purchase Agreement and the Amended and Restated Security and Pledge Agreement is qualified by the terms and conditions of such agreements, copies of which are filed as Exhibits 10.6 through 10.9 hereto. .

Item 9.01  Financial Statements and Exhibits

10.1	Senior Secured Note between the Company and Montana Goldfields, Inc. dated September 4, 2026(**)
10.2	General Security Agreement between the Company and Montana Goldfields, Inc. dated September 4, 2026(**)
10.3	Guaranty and Pledge Agreement between the Company, Montana Goldfields, Inc. and Montana Tunnels Mining, Inc. dated September 4, 2026(**)
10.4	Mortgage from Montana Tunnels Mining, Inc. dated September 4, 2026(**)
10.5	Support Agreement dated September 4, 2026(*)(**)
10.6	Form of Note Purchase Agreement between Montana Goldfields and the Company(*)(**)
10.7	Senior Secured Note for the MTGF Financing between the Company and Montana Goldfields, Inc. dated September 4, 2026(**)
10.8	Senior Secured Note for the MTGF Financing between the Company and Montana Goldfields, Inc. dated September 10, 2026(**)
10.9	Amended and Restated Security and Pledge Agreement for the MTGF Financing between the Company and Montana Goldfields, Inc. dated September 10, 2026(**)
104	Cover Page Interactive Data File––the cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.

(*) Certain schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K, but a copy will be furnished supplementally to the SEC upon request.

(**) Certain personal information has been redacted pursuant to Item 601(a)(6) of Regulation S-K.

Additional information and where to find it

This communication may be deemed to be solicitation material in respect of the proposed shareholders meeting of the Company to approve the issuance of the CVRs and the underlying common shares. In connection with the proposed shareholders meeting, the Company intends to file relevant materials with the U.S. Securities and Exchange Commission (the “SEC”), including the Company’s proxy statement in preliminary and definitive form. INVESTORS AND SHAREHOLDERS OF SILVER BOW MINING ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING SILVER BOW MINING’S PROXY STATEMENT (WHEN THEY ARE AVAILABLE), BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE SHAREHOLDER APPROVAL BEING REQUESTED. Investors and shareholders of the Company are or will be able to obtain these documents (when they are available) free of charge from the SEC’s website at www.sec.gov, or free of charge from the Company under the “Investors” section of the Company’s website at www.silverbowmining.com/investors or by sending a request by e-mail to ir@silverbowmining.com or by mail to 1401 Idaho Street, Butte, Montana 59701, attention: Corporate Secretary.

Participants in the solicitation

The Company and certain of its respective directors and executive officers, under SEC rules, may be deemed to be “participants” in the solicitation of proxies from shareholders of the Company in connection with the proposed transaction. Information about the Company’s directors and executive officers is available in the Company’s registration statement on Form S-1/A, which was filed with the SEC on April 21, 2026. To the extent holdings of the Company’s securities by their respective directors or executive officers have changed since the amounts set forth in the Registration Statement on Form S-1/A, such changes have been or will be reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. Additional information concerning the interests of the Company’s participants in the solicitation, which may, in some cases, be different than those of the Company’s shareholders generally, will be set forth in the Company’s proxy statement relating to the proposed approval by shareholders, when it becomes available.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SILVER BOW MINING CORP.

Date: September 11, 2026	By:	/s/ C. Travis Naugle
C. Travis Naugle Chief Executive Officer